Exhibit 1.01

Conflict Minerals Report

Introduction

Mallinckrodt plc, and its subsidiaries, (collectively “Mallinckrodt”, “the Company”, “we”, “our”, and “us”) is a global business that develops, manufactures, markets and distributes branded and generic specialty pharmaceutical and biopharmaceutical products and therapies and nuclear medicine products. Therapeutic areas of focus include autoimmune and rare diseases in specialty areas (including neurology, rheumatology, nephrology and pulmonology); immunotherapy and neonatal critical care respiratory therapies; hemostasis products; and central nervous system drugs. The Company believes its experience in the acquisition and management of highly regulated raw materials; deep regulatory expertise; and specialized chemistry, formulation and manufacturing capabilities, have created compelling competitive advantages that it anticipates will sustain future revenue growth.

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2015, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule imposes certain reporting obligations on U.S. Securities and Exchange Commission (“SEC”) issuers whose manufactured products contain certain minerals which are necessary to the functionality or production of their products. These minerals are cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“3TG” or “Conflict Minerals”). The Rule focuses on 3TGs emanating from the Democratic Republic of Congo (“DRC”) region and nine adjoining countries (together, the “Covered Countries”). If an issuer has reason to believe that any of the Conflict Minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those Conflict Minerals, then the issuer must exercise due diligence on the Conflict Minerals’ source and chain of custody and submit a CMR to the SEC that includes a description of those due diligence measures.

This CMR relates to the process undertaken for Mallinckrodt products that were manufactured, or contracted to be manufactured, during calendar year ended December 31, 2015, and that contain Conflict Minerals.

Executive Summary

Mallinckrodt performed a Reasonable Country of Origin Inquiry (“RCOI”) on suppliers believed to provide Mallinckrodt with materials or components containing 3TGs necessary to the manufacturing of Mallinckrodt’s products. Mallinckrodt’s suppliers identified 303 valid smelters and refineries (“smelters”). Of these 303 smelters, Mallinckrodt identified 39 as sourcing (or there was reason to believe they may be sourcing) from the Covered Countries. Mallinckrodt’s due diligence review indicated that 37 of these smelters have been audited and recognized as conflict free by the Conflict Free Smelter Program (“CFSP”). The remaining 2 smelters sourcing from the Covered Countries were subject to Mallinckrodt’s risk mitigation process according to the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas (“OECD Due Diligence Guidance”) and therefore did not require removal from Mallinckrodt’s supply chain.

Company Management Systems

Mallinckrodt established strong management systems according to Step 1 of the OECD Due Diligence Guidance. Mallinckrodt’s systems included:

•	Step 1A - Adopted, and clearly communicated to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas:

•	Implemented a conflict minerals policy;

•	Policy made publicly available at http://www.mallinckrodt.com/about/partner-opportunities/suppliers/conflict-minerals-policy; and

•	Policy communicated directly to suppliers as part of RCOI process.

•	Step 1B - Structured internal management to support supply chain due diligence:

•	Maintained an internal cross functional team to support supply chain due diligence;

•	Appointed a member of the senior staff with the necessary competence, knowledge, and experience to oversee supply chain due diligence; and

•	Applied the resources necessary to support the operation and monitoring of these processes, including internal resources and external consulting support.

•	Step 1C - Established a system of transparency, information collection and control over the supply chain:

•
Implemented a process to collect required supplier and smelter RCOI and due diligence data. Full details on the supply chain data gathering are included in the RCOI and due diligence sections of this Report.

•	Step 1D - Strengthened company engagement with suppliers:

•	Directly engaged suppliers during RCOI process;

•	Reviewed supplier responses as part of RCOI process;

•	Added conflict minerals compliance to new supplier contracts and Mallinckrodt’s supplier code of conduct; and

•	Implemented a plan to improve the quantity and quality of supplier and smelter responses year over year.

•	Step 1E - Established a company- and/or mine-level grievance mechanism:

•	Recognized the CFSP’s three audit protocols for gold, tin/tantalum, and tungsten as valid sources of smelter- or mine-level grievances; and

•
Mallinckrodt’s ethics violations reporting system allows employees to voice confidentially, without any fear of retribution, any concerns with the violations of the Mallinckrodt’s conflict minerals policy.

Reasonable Country of Origin Inquiry

Mallinckrodt designed its RCOI process in accordance with Step 2A and 2B of the OECD Due Diligence Guidance. Mallinckrodt’s RCOI process involved two stages:

•	Stage 1 - Supplier RCOI (Step 2A of the OECD Due Diligence Guidance)

•	Stage 2 - Smelter RCOI (Step 2B of the OECD Due Diligence Guidance)

Supplier RCOI

Mallinckrodt designed its supplier RCOI process to identify, to the best of Mallinckrodt’s efforts, the smelters in Mallinckrodt’s supply chain in accordance with Step 2A of the OECD Due Diligence Guidance. Mallinckrodt’s supplier RCOI process for the 2015 reporting period included the following:

•	Developing a list of suppliers providing 3TG-containing components to Mallinckrodt;

•	Contacting each supplier and requesting the industry standard Conflict Minerals Reporting Template (“CMRT”), including smelter information;

•	Reviewing supplier responses for accuracy and completeness;

•	Amalgamating supplier-provided smelters into a single unique list of smelters meeting the definition of a smelter under one of three industry-recognized audit protocols; and

•	Reviewing the final smelter list (and comparing it to industry peers) to determine if Mallinckrodt identified reasonably all of the smelters in its supply chain.

For the 2015 reporting period, Mallinckrodt’s RCOI process was executed by Claigan Environmental Inc. (“Claigan”). The design of Claigan’s process was independently audited in 2015 against the requirements of Step 2 of the OECD Due Diligence Guidance.

Mallinckrodt’s suppliers identified 303 smelters in their supply chain. The specific list of smelters is included in the Smelter and Refineries section at the end of this report.

Smelter RCOI

Due to the overlap between smelter RCOI and smelter due diligence, the smelter RCOI process is summarized in the due diligence section of this report.

Due Diligence

Mallinckrodt’s due diligence process was designed in accordance with the applicable sections of Steps 2, 3, and 4 of the OECD Due Diligence Guidance.

Smelter RCOI and Due Diligence

Mallinckrodt’s smelter RCOI and due diligence processes were designed to:

•	Identify the scope of the risk assessment of the mineral supply chain (OECD Step 2B);

•	Assess whether the smelters/refiners have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas (OECD Step 2C); and

•	Where necessary, carry out, including through participation in industry-driven programs, joint spot checks at the mineral smelter/refiner’s own facilities (OECD Step 2D).

Mallinckrodt’s smelter RCOI and Due Diligence Process included the following:

•	For each smelter identified in Mallinckrodt’s supply chain

•	Direct engagement of the smelter to ascertain whether or not the smelter sources from the DRC or surrounding countries.

•
For smelters that declared directly or through their relevant industry association that they did not source from the Covered Countries and were not recognized as conflict free by the CFSP, Mallinckrodt reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration. The sources reviewed included:

•	Public internet search of the facility in combination with each of the covered countries

•	Review of specific NGO publications. NGO publications reviewed included

•	Enough Project

•	Global Witness

•	Southern Africa Resource Watch

•	Radio Okapi

•	The most recent UN Group of Experts report on the DRC

•
For smelters that did not respond to direct engagement, Mallinckrodt reviewed publicly available sources to determine if there was “any reason to believe” that the smelter may have sourced from the Covered Countries during the reporting period.

•	Mallinckrodt reviewed the same sources as those used to compare against smelter sourcing declarations.

•
For high risk smelters (smelters that are sourcing from, or there is reason to believe they may be sourcing from, the Covered Countries), Mallinckrodt requires the smelter be audited and recognized as conflict free by the CFSP.

•
For high risk smelters that have not been audited and recognized as conflict free by the CFSP, Mallinckrodt communicates the risk to designated members of senior management, the Vice President of Procurement and the Vice President of Operations (OECD Step 3A) and conducts risk mitigation on the smelter according to OECD Step 3B.

For the year ended December 31, 2015, Mallinckrodt’s smelter RCOI and due diligence process was executed by Claigan. Claigan was independently audited in 2015 against the requirements of Step 2 of the OECD Due Diligence Guidance.

Mallinckrodt’s suppliers identified 303 smelters. Mallinckrodt identified 39 smelters that source, or there is reason to believe they source, from the Covered Countries. Mallinckrodt determined that 37 of these 39 smelters have been audited and recognized as conflict free by the CFSP. Mallinckrodt conducted risk mitigation on the remaining 2 smelters.

Risk Mitigation

Mallinckrodt conducted risk mitigation on 2 smelters that were not recognized as conflict free by the CFSP and were sourcing from the DRC or surrounding countries. Mallinckrodt’s risk mitigation was designed in accordance with Step 3B of the OECD Due Diligence Guidance and was reported to the Vice President of Procurement and the Vice President of Operations, in accordance with Step 3A of the OECD Due Diligence Guidance. Mallinckrodt’s risk mitigation process included the following:

•	Additional due diligence to determine if there was any reason to believe the smelter directly or indirectly finance or benefit armed groups in the Covered Countries;

•	Verifying with internal stakeholders and relevant suppliers whether 3TGs from the specific smelter were actually in Mallinckrodt’s supply chain in the 2015 reporting period; and

•	Direct engagement with each high risk smelter to verify risk and to encourage the smelter to become conflict free.

Mallinckrodt did not require the removal of smelters subject to Mallinckrodt’s risk mitigation process if there was no reason to believe they were directly or indirectly financing or benefitting armed groups in the DRC or adjoining countries. These smelters are scheduled to be re-visited in the 2016 reporting period. This process is consistent with Step 3B of the OECD Due Diligence Guidance and helps prevent unnecessary boycotts of the Covered Countries.

Risk mitigation was required for 2 smelters verified by suppliers likely to be in Mallinckrodt’s supply chain. The activities performed, facts considered and conclusions reached are summarized for each smelter below:

Tin Smelter - Rwanda

•	Smelter provided a very detailed due diligence report for 2014.

•	Recognized by the CFSP as “active” (undergoing an independent audit to an industry-recognized protocol).

•	The CFSP does not encourage the removal of a smelter from the supply chain as long as the smelter is recognized as active.

•
No reason to believe, from publicly-available sources and provided due diligence report, that the tin smelter directly or indirectly financed or benefitted armed groups in the DRC or adjoining countries.

•	Does not require removal from supply chain. The smelter’s status will be reviewed in the 2016 reporting period.

Gold Smelter - United Arab Emirates (“UAE”)

•	Smelter provided a very detailed due diligence report for 2014.

•	The refinery was audited and successfully certified to the Dubai Multi Commodities Centre (“DMCC”) responsible sourcing of precious metals.

•	The DMCC responsible sourcing audit is not yet recognized by the CFSP, but is to be reviewed for recognition by the CFSP in 2016.

•
No reason to believe, from publicly-available sources and provided due diligence report, that the gold smelter directly or indirectly financed or benefitted armed groups in the DRC or adjoining countries.

•	Does not require removal from supply chain. The smelter’s status will be reviewed in the 2016 reporting period.

Improvement Plan

Mallinckrodt is taking and will continue to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary conflict minerals in Mallinckrodt’s products could directly or indirectly benefit or finance armed groups in the covered countries:

a.	Including a conflict minerals clause in all new and renewing supplier contracts;

b.	Continuing to drive suppliers to obtain current, accurate, and complete information about the smelters in their supply chain;

c.	Engaging smelters sourcing from the covered countries to become audited and certified to a protocol recognized by the CFSP; and

d.	Follow up in 2016 on smelters requiring risk mitigation, but not removal from Mallinckrodt’s supply chain.

Smelters and Refineries

Below are the smelters reported to Mallinckrodt as likely in Mallinckrodt’s supply chain in the 2015 reporting period.

Metal	Smelter
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.
Gold	Aktyubinsk Copper Company TOO
Gold	Al Etihad Gold Refinery DMCC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus SA
Gold	Asahi Pretec Corporation
Gold	Asahi Refining Canada Limited
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AURA-II
Gold	Aurubis AG
Gold	Bangalore Refinery (P) Ltd.
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Bauer Walser AG
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux SA
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	DODUCO GmbH
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.

Metal	Smelter
Gold	Elemetal Refining, LLC
Gold	Emirates Gold DMCC
Gold	Faggi Enrico S.p.A.
Gold	Fidelity Printers and Refiners Ltd.
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.
Gold	Geib Refining Corporation
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hwasung CJ Co., Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Company Limited
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedź Spółka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Metal Co., Ltd.
Gold	Korea Zinc Co. Ltd.
Gold	Kyrgyzaltyn JSC
Gold	L' azurde Company For Jewelry
Gold	Lingbao Gold Company Limited
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.

Metal	Smelter
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	OJSC Kolyma Refinery
Gold	OJSC Novosibirsk Refinery
Gold	PAMP SA
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox SA
Gold	Rand Refinery (Pty) Ltd.
Gold	Republic Metals Corporation
Gold	Royal Canadian Mint
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	SAMWON Metals Corp.
Gold	SAXONIA Edelmetalle GmbH
Gold	Schone Edelmetaal B.V.
Gold	SEMPSA Joyería Platería SA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Great Wall Precious Metals Co., Ltd. of CBPM
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Torecom
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore SA Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi SA

Metal	Smelter
Gold	Western Australian Mint trading as The Perth Mint
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongkuang Gold Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co., Ltd. Gold Refinery
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	D Block Metals, LLC
Tantalum	Duoluoshan
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck GmbH Laufenburg
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co.KG
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	KEMET Blue Powder
Tantalum	King-Tan Tantalum Industry Ltd.
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining & Smelting
Tantalum	Molycorp Silmet A.S.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Plansee SE Liezen
Tantalum	Plansee SE Reutte
Tantalum	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	RFH Tantalum Smeltry Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO

Metal	Smelter
Tantalum	Taki Chemicals
Tantalum	Telex Metals
Tantalum	Tranzact, Inc.
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum	Zhuzhou Cemented Carbide
Tin	Alpha
Tin	An Thai Minerals Company Limited
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited
Tin	China Tin Group Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co., Ltd.
Tin	Cooperativa Metalurgica de Rondônia Ltda.
Tin	CV Ayi Jaya
Tin	CV Gita Pesona
Tin	CV Serumpun Sebalai
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Elmet S.L.U. (Metallo Group)
Tin	EM Vinto
Tin	Estanho de Rondônia S.A.
Tin	Feinhütte Halsbrücke GmbH
Tin	Fenix Metals
Tin	Gejiu Jinye Mineral Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Linwu Xianggui Ore Smelting Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S/A
Tin	Metallic Resources, Inc.
Tin	Metallo-Chimique N.V.
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.

Metal	Smelter
Tin	Operaciones Metalurgical S.A.
Tin	Phoenix Metal Ltd.
Tin	PT Alam Lestari Kencana
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Prima Tin
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT BilliTin Makmur Lestari
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Fang Di MulTindo
Tin	PT Inti Stania Prima
Tin	PT Justindo
Tin	PT Karimun Mining
Tin	PT Mitra Stania Prima
Tin	PT Panca Mega Persada
Tin	PT Pelat Timah Nusantara Tbk
Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tirus Putra Mandiri
Tin	PT Wahana Perkit Jaya
Tin	Resind Indústria e Comércio Ltda.
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Super Ligas
Tin	Thaisarco
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Xianghualing Tin Industry Co., Ltd.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Group (Holding) Company Limited
Tungsten	A.L.M.T. TUNGSTEN Corp.

Metal	Smelter
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganxian Shirui New Material Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck GmbH
Tungsten	H.C. Starck Smelting GmbH & Co.KG
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Niagara Refining LLC
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Pobedit, JSC
Tungsten	Sanher Tungsten Vietnam Co., Ltd.
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.